UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 19, 2008

Jo-Ann Stores, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Ohio	001-06695	34-0720629
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

5555 Darrow Rd., Hudson, Ohio		44236
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(330) 656-2600

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Jo-Ann Stores, Inc. (the "Company") has entered into amended employment agreements (the "Amended Agreements") with Darrell Webb, the Company’s Chairman of the Board, President and Chief Executive Officer; James Kerr, the Company’s Executive Vice President, Chief Financial Officer; and Travis Smith, the Company’s Executive Vice President, Merchandising and Marketing. The Amended Agreements were entered into on February 19, 2008. Messrs. Webb, Kerr and Smith are hereinafter sometimes referred to singularly as an "Executive" and collectively as the "Executives".

The Amended Agreements replace prior employment agreements with the Executives (the "Former Agreements"). The Amended Agreements were entered into because the Former Agreements were not compliant with final regulations issued in 2007 by the Internal Revenue Service pursuant to section 409A of the Internal Revenue Code ("Section 409A").

The Amended Agreements are effective immediately. They shall apply if an Executive has a "Separation from Service" (as defined in the Amended Agreements) that occurs during the term of the applicable Amended Agreement.

Each Amended Agreement will become operative if the Executive’s Separation from Service is by the Company "Without Cause" or by the Executive for "Good Reason" (in each case as defined in the Amended Agreement). If the Amended Agreement becomes operative, the Executive will be entitled to certain severance payments, continuing medical and dental insurance coverage in accordance with the Consolidated Omnibus Budget Reconciliation Act of 1985 ("COBRA") and group term life insurance coverage. The amount of the severance payments and the length of time that group term life insurance coverage will continue vary depending upon whether the Separation from Service occurs before or after a "Change of Control" of the Company (as defined in the Amended Agreement).

If an Executive becomes entitled to benefits under his Amended Agreement before a Change of Control, the Executive will be entitled to continued payments of base salary equal to two years of base salary in the case of Mr. Webb and eighteen months of base salary in the case of Messrs. Kerr and Smith. In addition, for Messrs. Webb and Smith, their initial equity grants upon joining the Company, of 100,000 and 40,000 restricted shares, respectively, and 100,000 and 50,000 stock options, respectively, will become fully vested. The Executives also will be entitled to continued group term life insurance coverage for the same periods as their salary continuation, and for continued medical and dental insurance coverage in accordance with COBRA for eighteen months at the Executive’s expense. These benefits are the same as the Executives would have received under their Former Agreements, except that the medical and dental insurance coverage represents a substantial reduction from the benefit provided under the Former Agreements, for which the Executives will be compensated by an additional severance payment (as described below).

In the event that an Executive becomes entitled to benefits under his Amended Agreement after a Change of Control, the Executive will be entitled to prompt payment of (a) a lump sum equal to three times the sum of his base salary plus bonus in the case of Messrs. Webb and Smith and two times the sum of his base salary plus bonus in the case of Mr. Kerr, (b) any unpaid bonus for any prior year, and (c) a pro rata bonus for that part of the current year that ends on the date of the Separation from Service. In addition, the Executive’s restricted shares and stock options will become fully vested. The Executive also will receive continued group term life insurance coverage for three years in the case of Messrs. Webb and Smith, and two years in the case of Mr. Kerr, and eligibility for eighteen months of COBRA medical and dental insurance coverage at the Executive’s expense. The group term life insurance coverage will terminate, regardless of whether the Separation from Service is before or after a Change of Control, if the Executive becomes eligible for similar benefits with another employer. These benefits are the same as the Executives would have received under their Former Agreements, except that the medical and dental insurance coverage represents a substantial reduction from the benefit provided under the Former Agreements, for which the Executives will be compensated by an additional severance payment (as described below).

The Amended Agreements, like the Former Agreements, also provide that if any payments to an Executive in connection with a Change of Control would be subject to the excise tax under Sections 280G or 4999 of the Internal Revenue Code on excess parachute payments, the Company will, in general, "gross up" the Executive’s compensation to offset the excise tax, except that (a) if the aggregate parachute payments that would otherwise be made to the Executive do not exceed 110% of the maximum amount of parachute payments that can be made without triggering the excise tax, the parachute payments to the Executive will be reduced to the extent necessary to avoid the imposition of the excise tax and no "gross up" will be paid, and (b) if the aggregate parachute payments that would otherwise be made to the Executive do exceed 110% of the maximum amount of parachute payments that can be made without triggering the excise tax, the full amount of those parachute payments will be made, the Executive will have to individually bear the excise tax allocable to 10% of the aggregate total of parachute payments, and the Company will "gross up" the Executive’s compensation to offset the excise taxes other than that portion that is allocable to 10% of the aggregate total of parachute payments.

As noted above, in the Amended Agreements the Executives are giving up significant medical/dental insurance coverage provided under the Former Agreements. For a Separation from Service prior to a Change of Control, Mr. Webb was to receive 24 months of coverage, while Messrs. Smith and Kerr were to receive 18 months of coverage, in all cases followed by 18 months of COBRA eligibility, under the Former Agreements. For a Separation from Service subsequent to a Change of Control, Messrs. Webb and Smith were to receive 36 months of coverage, and Mr. Kerr 24 months of coverage, in all cases followed by 18 months of COBRA eligibility, under the Former Agreements. For the pre-COBRA coverage, the Executives were to have paid active employee premiums, which are significantly below both the Company’s cost of providing the medical/dental benefits and the COBRA premium. As compensation for the reduced medical/dental coverage under the Amended Agreements (to eighteen months of COBRA coverage at the Executive’s expense), the Board’s Compensation Committee approved the inclusion in the Amended Agreements of an additional severance payment of $64,799 for Mr. Webb, $61,823 for Mr. Kerr and $92,735 for Mr. Smith. These amounts are an estimate of the cost to each Executive of replacing his Company-provided medical/dental insurance coverage under his Former Agreement with an individual medical/dental policy, plus a tax-gross up.

The Executives agreed to non-competition, confidentiality and non-solicitation covenants in the Amended Agreements, as they did in the Former Agreements.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Jo-Ann Stores, Inc.

February 22, 2008	By:	/s/ David Goldston

Name: David Goldston
Title: Senior Vice President, General Counsel and Secretary